Exhibit 23.2

18012 Sky Park Circle, Suite 200
Irvine, California 92614
tel 949-852-1600
fax 949-852-1606
www.rjicpas.com

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement to Form S-4 of our report dated February 16, 2024, relating to the consolidated financial statements of Versus Systems, Inc. as of and for the years ended December 31, 2022 and 2021, and to the reference of our Firm under the caption “Experts” on the Registration Statement.

/s/ Ramirez Jimenez International CPAs

Irvine, California

February 16, 2024